Exhibit 99.1

Ensco plc to Acquire Atwood Oceanics, Inc.

Strengthens Position as Leading Offshore Driller

Adds High-Quality Portfolio of Floater and Jackup Assets

$65 Million of Annual Expense Synergies Anticipated from Transaction

Complementary Fleet Composition and Geographic Presence

Largest Customer Base of Any Offshore Driller

Well Capitalized with Adjusted Combined Liquidity of $3.9 Billion

London & Houston — 30 May 2017 — Ensco plc (NYSE: ESV) and Atwood Oceanics, Inc. (NYSE: ATW) jointly announced today that they have entered into a definitive merger agreement under which Ensco will acquire Atwood in an all-stock transaction.  The definitive merger agreement was unanimously approved by each company’s board of directors.

Under the terms of the merger agreement, Atwood shareholders will receive 1.60 shares of Ensco for each share of Atwood common stock for a total value of $10.72 per Atwood share based on Ensco’s closing share price of $6.70 on 26 May 2017.  This represents a premium of approximately 33% to Atwood’s closing price on the same date.  Upon close of the transaction, Ensco and Atwood shareholders will own approximately 69% and 31%, respectively, of the outstanding shares of Ensco plc.  There are no financing conditions for this transaction.

Ensco expects to realize annual pre-tax expense synergies of approximately $65 million for full year 2019 and beyond. The combination is expected to be accretive on a discounted cash flow basis.

Ensco Chief Executive Officer Carl Trowell said, “The combination of Ensco and Atwood will strengthen our position as the leader in offshore drilling across a wide range of water depths around the world — creating a broad platform that we can build upon in the future.  This acquisition significantly enhances our high-specification floater and jackup fleets, adding technologically advanced drillships and semisubmersibles, and refreshing our premium jackup fleet to best position ourselves for the market recovery.  We believe that the purchase price for these assets represents a compelling value to our shareholders, which is augmented further by expected synergies from the transaction.”

Mr. Trowell added, “By bringing together our high-specification rig fleets, technology and innovation, and talented rig crews, we plan to continue delivering high levels of operational and safety performance to an even larger group of clients.  We will remain one of our industry’s best capitalized companies.  Our combined financial strength, diverse customer base and larger scale should lead to greater strategic and competitive advantages as well as cost efficiencies, allowing for opportunistic investments through the market cycle.”

Atwood’s Chief Executive Officer Rob Saltiel stated, “The combination is an ideal strategic fit.  Both companies are passionate about operational excellence, safety and customer satisfaction with core values and cultures that are perfectly aligned.  We believe the combined company will offer an unmatched rig fleet and workforce.  These attributes, anchored by a strong balance sheet, should enable the company to thrive as market conditions improve and allow Atwood shareholders to fully participate in the market recovery.”

Strategic Fit

The transaction will join two leading offshore drillers — combining long-established histories of operational, safety and technical expertise with high-quality assets that cover the world’s most prolific offshore drilling basins.

The acquisition will strengthen Ensco’s position as the leading offshore driller with exposure to deep- and shallow-water markets that span six continents.  Upon closing, Ensco will add six ultra-deepwater floaters, including four of the most capable drillships in the industry, and five high-specification jackups. The combined company will have a fleet of 63 rigs, comprised of ultra-deepwater drillships, versatile deep- and mid-water semisubmersibles and shallow-water jackups, along with a diverse customer base of 27 national oil companies, supermajors and independents.

Combined Company Highlights

The combined company’s fleet will be among the most technologically advanced in the industry and will meet the deep- and shallow-water drilling requirements of an expanded base of clients around the world.  Within the fleet of 26 floating rigs (semisubmersibles and drillships) are 21 ultra-deepwater drilling rigs, capable of drilling in water depths of 7,500’ or greater, with an average age of five years — establishing this fleet among the youngest and most capable in the industry.

The jackup fleet will be the largest in the world, composed of 37 rigs, including 27 premium units.  These jackups are all equipped with many of the advanced features requested by clients for shallow-water drilling programs, such as increased leg length, expanded cantilever reach, greater hoisting capacity and offline handling capabilities.

The combined company will be among the most geographically diverse drillers with current operations and drilling contracts spanning six continents in nearly every major deep- and shallow-water basin around the world.  Regions will include major markets such as the Gulf of Mexico, Brazil, West Africa, Middle East, North Sea, Mediterranean and Asia Pacific.

Customers will include most of the leading national and international oil companies, plus many independent operators.  In total, the combined company will benefit from a diversified client base with the largest number of current customers of any offshore driller.

Ensco’s executive management will continue with Carl Trowell as President and Chief Executive Officer, Carey Lowe as Executive Vice President and Chief Operating Officer, and Jon Baksht as Senior Vice President and Chief Financial Officer.

Ensco plc’s Chairman will continue to be Paul Rowsey and the board of directors will include Carl Trowell, plus two members from Atwood’s current board effective at closing.

Ensco will continue to be domiciled in the UK and senior executive officers will be located in London and Houston.  Ensco plc shares will continue to trade on the New York Stock Exchange under the symbol “ESV”.

Financial Highlights

Future revenue growth opportunities are anticipated with an expanded fleet serving a larger customer base across a wide geographic footprint.  While current market conditions are challenging, Ensco will be ideally positioned to meet increasing levels of customer demand as the market recovers.

Annual expense savings of $65 million are estimated to be realized in full year 2019 and beyond, and 2018 cost synergies are projected to be more than $45 million. Expense savings are anticipated from the consolidation of offices that include corporate staff departments and shore-based operations in overlapping markets, as well as the standardization of systems, policies and procedures across the organization.

Based on the anticipated annual savings, the planned combination is expected to be accretive on a discounted cash flow basis.

The balance sheet of the combined company will remain strong.  Adjusted for the expected retirement of Atwood’s outstanding revolving credit facility with cash and short-term investments on hand, total available liquidity was $3.9 billion on 31 March 2017 and included $1.6 billion of cash and short-term investments.

The estimated enterprise value of the combined company is $6.9 billion, based on the closing price of each company’s shares on 26 May 2017. The combined company will have approximately $3.7 billion in revenue backlog.

Conditions and Timing

The transaction is subject to approval by the shareholders of Ensco and Atwood, as well as other customary closing conditions.  The transaction is not subject to any financing conditions. Ensco and Atwood intend to file a joint proxy statement/prospectus with the Securities and Exchange Commission as soon as possible.  The companies anticipate that the transaction could close as soon as calendar third quarter 2017.

Advisors

Morgan Stanley & Co. LLC is lead financial advisor to Ensco. DNB Markets, part of DNB Bank ASA and HSBC Securities (USA) Inc. also provided financial advice to Ensco. Ensco’s legal advisor is Latham Watkins LLP.  The financial advisor for Atwood is Goldman Sachs & Co. LLC and its legal advisor is Gibson, Dunn & Crutcher LLP.

Conference Call/Webcast

Ensco and Atwood will conduct a conference call to discuss the proposed acquisition today at 10:00 a.m. CDT (11:00 a.m. EDT and 4:00 p.m. London time).  The call will be webcast live at www.enscoplc.com and www.atwd.com.  Alternatively, callers may dial 1-855-239-3215 within the United States or +1-412-542-4130 from outside the U.S.  Please ask for the Ensco conference call.  It is recommended that participants call 20 minutes ahead of the scheduled start time.  Callers may avoid delays by pre-registering to receive a dial-in number and PIN at http://dpregister.com/10108374.

Shortly before the conference call begins, slides will be posted under the investor relations sections of each company’s website that will be referred to during the call.

A webcast replay and transcript of the call will be available within 36 hours at www.enscoplc.com and www.atwd.com.  A replay will also be available by phone for six days after the call by dialling 1-877-344-7529 within the United States or +1-412-317-0088 from outside the U.S. (conference ID 10108374).

ABOUT ENSCO

Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. For more than 29 years, the company has focused on operating safely and going beyond customer expectations. Ensco is ranked first in total customer satisfaction in the latest independent survey by EnergyPoint Research — the seventh consecutive year that Ensco has earned this distinction. Operating one of the newest ultra-deepwater rig fleets and a leading premium jackup fleet, Ensco has a major presence in the most strategic offshore basins across six continents. Ensco plc is an English limited company (England No. 7023598) with its corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ. To learn more, visit our website at www.enscoplc.com.

ABOUT ATWOOD

Atwood Oceanics, Inc. (NYSE:ATW) is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 9 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas.  For more information about the Company, please visit www.atwd.com.

Forward-Looking Statements

Statements included in this release regarding the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to discounted cash flows, revenue growth, future dividend levels, credit ratings or other attributes of Ensco plc (“Ensco”) following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended).  Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import.  These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Atwood Oceanics, Inc. (“Atwood”), delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Atwood’s Annual Report on Form 10-K for the year ended December 31, 2016 and September 30, 2016, respectively, and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  All information in this release is as of today.  Except as required by law, both Ensco and Atwood disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Ensco will file a registration statement on Form S-4, including a joint proxy statement/prospectus of Ensco and Atwood, with the SEC.  INVESTORS AND SECURITY HOLDERS OF ENSCO AND ATWOOD ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Atwood in connection with the Ensco and Atwood shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Atwood with the SEC from the SEC’s website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-430-4607, or Investor Relations, Atwood Oceanics, Inc., 15011 Katy Freeway, Suite 800, Houston, Texas 77094, telephone 281-749-7840.  Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.”  Copies of the documents filed by Atwood with the SEC will be available free of charge on Atwood’s website at www.atwd.com under the tab “Investor Relations.”  Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Ensco and Atwood and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in Ensco’s proxy statement relating to its 2017 General Meeting of Shareholders and Atwood’s proxy statement relating to its 2017 Annual Meeting of Shareholders, as filed with the SEC on 31 March 2017 and 9 January 2017, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco is incorporated under the laws of England and Wales.  In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States.  Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Investor and Media Contact(s):	Ensco plc
Nick Georgas
Director — Investor Relations and Communications
713-430-4607

Ensco plc
Tim Richardson
Manager — Investor Relations
713-430-4490

Atwood Oceanics, Inc.
Mark W. Smith
Senior Vice President and Chief Financial Officer
281-749-7840